Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Variable Insurance Products Fund IV: VIP Consumer Staples Portfolio, VIP Materials Portfolio, and VIP Telecommunications Portfolio, which are included in this Amendment No. 87 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2007